Exhibit 99.11
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) sales)

Monthly Sales ($ in millions)*

	2006	2007	2008	2009	2010
January	113.1	122.8	135.7	128.6	129.0
February	109.1	122.3	127.4	127.3	133.9
March	130.6	137.3	137.5	151.6	167.3
April	116.8	135.2	154.1	144.4	151.3
May	126.8	133.2	130.8	133.9	155.4
June	122.9	139.1	143.0	162.6	156.5
July	116.3	129.1	150.9	145.6	148.2
August	128.3	131.6	147.8	141.8	159.2
September	134.6	123.5	155.1	126.7
October	130.3	141.2	143.9	144.2
November	114.6	129.6	119.5	124.8
December	106.6	109.5	124.1	131.2

12 Month Rolling Average ($ in millions)*

	2006	2007	2008	2009	2010
January	111.4	121.6	130.6	138.5	138.6
February	111.7	122.7	131.0	138.5	139.1
March	113.0	123.3	131.0	139.7	140.5
April	112.9	124.8	132.6	138.9	141.0
May	113.6	125.4	132.4	139.2	142.8
June	114.1	126.7	132.7	140.8	142.3
July	114.8	127.8	134.6	140.4	142.5
August	115.8	128.0	135.9	139.9	144.0
September	117.4	127.1	138.5	137.5
October	119.5	128.0	138.8	137.5
November	120.2	129.3	137.9	138.0
December	120.8	129.5	139.1	138.6

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.